EVERBANK FINANCIAL CORP 1ST QUARTER EARNINGS SUPPLEMENT April 2013

2 DISCLAIMER THIS PRESENTATION HAS BEEN PREPARED BY EVERBANK FINANCIAL CORP ("EVERBANK" OR THE “COMPANY”) SOLELY FOR INFORMATIONAL PURPOSES BASED ON ITS OWN INFORMATION, AS WELL AS INFORMATION FROM PUBLIC SOURCES. THIS PRESENTATION HAS BEEN PREPARED TO ASSIST INTERESTED PARTIES IN MAKING THEIR OWN EVALUATION OF EVERBANK AND DOES NOT PURPORT TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT. IN ALL CASES, INTERESTED PARTIES SHOULD CONDUCT THEIR OWN INVESTIGATION AND ANALYSIS OF EVERBANK AND THE DATA SET FORTH IN THIS PRESENTATION AND OTHER INFORMATION PROVIDED BY OR ON BEHALF OF EVERBANK. EXCEPT AS OTHERWISE INDICATED, THIS PRESENTATION SPEAKS AS OF THE DATE HEREOF. THE DELIVERY OF THIS PRESENTATION SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE WILL BE NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF. CERTAIN OF THE INFORMATION CONTAINED HEREIN MAY BE DERIVED FROM INFORMATION PROVIDED BY INDUSTRY SOURCES. EVERBANK BELIEVES THAT SUCH INFORMATION IS ACCURATE AND THAT THE SOURCES FROM WHICH IT HAS BEEN OBTAINED ARE RELIABLE. EVERBANK CANNOT GUARANTEE THE ACCURACY OF SUCH INFORMATION, HOWEVER, AND HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION. THIS PRESENTATION MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR PROVIDED BY THE SAME. WORDS SUCH AS “OUTLOOK,” “BELIEVES,” “EXPECTS,” “POTENTIAL,” “CONTINUES,” “MAY,” “WILL,” “COULD,” “SHOULD,” “SEEKS,” “APPROXIMATELY,” “PREDICTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ANTICIPATES” OR THE NEGATIVE VERSION OF THOSE WORDS OR OTHER COMPARABLE WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE NOT HISTORICAL FACTS, AND ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY’S INDUSTRY, MANAGEMENT’S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY MANAGEMENT, MANY OF WHICH, BY THEIR NATURE, ARE INHERENTLY UNCERTAIN AND BEYOND THE COMPANY’S CONTROL. ACCORDINGLY, YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AS OF THE DATE MADE, ACTUAL RESULTS MAY PROVE TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. UNLESS OTHERWISE REQUIRED BY LAW, EVERBANK ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS PRESENTATION. INTERESTED PARTIES SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT AND SHOULD CONSIDER THE UNCERTAINTIES AND RISKS DISCUSSED UNDER THE HEADINGS “RISK FACTORS” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” IN EVERBANK’S ANNUAL REPORT ON FORM 10-K AND IN, AMONG OTHER FACTORS, OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. 1ST QUARTER EARNINGS SUPPLEMENT

• Closed $307mm private RMBS on a servicing-retained basis • Subsequent to quarter end, agreed to purchase $13.0bn of unpaid principal balance (UPB) Fannie Mae residential servicing assets for approximately $68mm EARNINGS PER SHARE GROWTH • Adjusted EPS of $0.33, up 18% year-over-year (YoY) • GAAP EPS of $0.30, up 36% linked quarter (LQ) and 275% YoY 3 KEY HIGHLIGHTS – 1Q13 Note: A reconciliation of non-GAAP financial measures can be found in the appendix. Basel III information on a fully phased-in basis and based on proposed guidance through March 31, 2013 and includes proforma impact of 2nd quarter MSR purchase of $13.0bn. 1ST QUARTER EARNINGS SUPPLEMENT INCREASED ADJUSTED ROAE AND ROAA • Adjusted ROAE of 12.4%, up 137bps YoY • Adjusted ROAA of 0.95%, up 12bps YoY STRONG BALANCE SHEET POSITION • Total loans up $84mm, or 1%, LQ and $4.8bn, or 49%, YoY to $14.6bn • Total deposits up $532mm, or 4%, LQ and $3.1bn, or 30%, YoY to $13.7bn • Other borrowings decreased $466mm, or 15%, LQ to $2.7bn CONTINUED STRONG ASSET GENERATION VOLUME • Total asset generation of $3.3bn for the quarter • $501mm retained organic asset generation principally from commercial loans and leases • Jumbo residential volume included in Loans held for sale (HFS) grew from $523mm to $939mm SOLID CAPITAL RATIOS • Tier 1 common equity ratio: 11.3% • Estimated tier 1 common equity ratio under fully phased-in Basel III: 8.5% - 9.0% • Tier 1 leverage (bank): 8.2% • Total risk-based (bank): 13.7% IMPROVED CREDIT QUALITY • Adjusted non-performing assets were 0.99% of total assets, down 9bps LQ • Net charge-offs were 0.23% of average loans held for investment, up 7bps LQ OTHER DEVELOPMENTS

4 BALANCE SHEET OVERVIEW 1ST QUARTER EARNINGS SUPPLEMENT Loans • End of period loans: $14.6bn, up $83.8mm, or 1%, LQ and $4.8bn, or 49%, YoY • Loans HFS increased $0.3bn, or 16%, LQ • Loans held for investment (HFI) decreased $0.2bn, or 2%, LQ • Focus on originating preferred jumbo loans eligible for sale into the capital markets Securities • Securities decreased $155.7mm, or 8%, LQ to $1.8bn Deposits • Total deposits increased to $13.7bn, up $0.5bn, or 4%, LQ and $3.1bn, or 30%, YoY Borrowings • Balances down $466mm, or 15%, LQ • Repurchase agreements repaid in full during the quarter Capital • Total shareholders’ equity was $1.5bn, up $53mm, or 4%, LQ

5 INCOME STATEMENT OVERVIEW 1ST QUARTER EARNINGS SUPPLEMENT Net Interest Income • Total interest income down $1.9mm, or 1%, LQ • Interest expense up $1.2mm, or 3%, LQ and $16.7mm, or 56%, YoY due to increased deposits and borrowings • Net interest margin of 3.42% • Core net interest margin of 3.27% Noninterest Income • Gain on sale income was $82.3mm, down $3.4mm, or 4%, LQ. Gain on sale margin was 3.03%, an increase of 8bps LQ. • Net loan servicing fee income was $19.6mm, up $12.4mm, or 172%, LQ • MSR amortization expense of $35.1mm and a $12.6mm recovery of the MSR valuation allowance - $90mm of valuation allowance remaining Noninterest Expense • Salaries, commissions and other employee benefit expenses were $110.5mm, up $7.0mm, or 7%, LQ • Increase driven by normal merit increases in employee salaries expense and continued hiring activity to support retail mortgage lending expansion and governance and risk management infrastructure • Addition of approximately 110 retail lending FTEs during 1Q13 • General and administrative expenses down $11.4mm, or 13%, LQ • Decreased other credit-related expenses and other general and administrative expenses • Foreclosure and OREO expenses decreased due to stabilized GNMA delinquent balances and improving execution on REO properties

7,245 7,708 9,980 12,423 12,178 2,531 3,179 1,403 2,088 2,417 5.45% 5.11% 4.97% 5.08% 5.02% 1Q12 2Q12 3Q12 4Q12 1Q13 HFI HFS Average Loan HFI Yield 26% 29% 12% 14% 16% 56% 48% 61% 47% 44% 12% 12% 13% 26% 25% 6% 7% 6% 7% 6% 5% 7% 7% 8% 1Q12 2Q12 3Q12 4Q12 1Q13 Residential HFS Residential HFI Commercial Commercial Finance Warehouse Finance 60% 6 LOANS END OF PERIOD LOANS ($MM) QUARTER HIGHLIGHTS 1ST QUARTER EARNINGS SUPPLEMENT 14,595 9,776 10,887 11,383 14,511 TOTAL LOAN COMPOSITION ($MM) • End of period loans up $83.8mm, or 1%, LQ and $4.8bn, or 49%, YoY • Residential loans down 1% LQ and up 9% YoY • Commercial loans up 2% LQ and 295% YoY • Lease financing receivables up 9% LQ and 50% YoY • Loan yield on average loans HFI of 5.02% down 6 bps LQ • Positive impact of higher yielding residential loans offset by accretion runoff and addition of lower yielding short duration commercial assets • 1Q13 residential loans HFS includes $939mm of jumbo loans eligible for sale or securitization compared to $523mm in 4Q12 82% 14,595 9,776 10,887 11,383 14,511

7 DEPOSITS AVERAGE DEPOSITS AND RATES ($MM) QUARTER HIGHLIGHTS 1ST QUARTER EARNINGS SUPPLEMENT 1Q13 DEPOSIT COMPOSITION • Average deposits up $1.4bn, or 12%, LQ and $2.6bn, or 25%, YoY • Noninterest-bearing deposits down 11% LQ and 6% YoY • Interest checking deposits up 9% LQ and 38% YoY • Global market deposits down 6% LQ and 24% YoY • MMDA & savings deposits up 10% LQ and 28% YoY • Time deposits down 17% LQ and up 78% YoY • Replaced wholesale funding utilized in BPL acquisition • Cost of deposits increased 2 bps LQ and decreased 3 bps YoY to 0.78% • Over 60% of CD book will mature in the next 12 months 9% 22% 8% 36% 25% Noninterest-bearing Interest Checking Global Market MMDA & Savings Time Deposits 9,139 9,214 9,946 11,326 12,446 1,305 1,463 1,591 1,643 1,377 0.81% 0.77% 0.78% 0.76% 0.78% 1Q12 2Q12 3Q12 4Q12 1Q13 Interest-bearing Noninterest-bearing Cost of deposits 13,824 10,443 10,676 11,537 12,968

8 NET INTEREST INCOME NET INTEREST INCOME ($MM) QUARTER HIGHLIGHTS • Net interest income affected by higher deposit balances driven by continued robust deposit inflows • Net interest income down $3.2mm, or 2%, LQ and up $28.2mm, or 24%, YoY • Average interest earning assets up 4% LQ and 46% YoY • Core NIM decreased 13bps LQ to 3.27% • Decrease driven by growth in short duration warehouse finance and lender finance loans • Impacted by growth in Loans Held for Sale of over $400mm LQ and yield decline of 14bps 3.97% 3.86% 3.66% 3.56% 3.42% 1Q12 2Q12 3Q12 4Q12 1Q13 Net Interest Income Net Interest Margin $144 $116 $125 $126 $147 CORE NIM 1ST QUARTER EARNINGS SUPPLEMENT ($mm) 1Q12 4Q12 1Q13 Average interest-earning assets 11,707$ 16,405$ 17,050$ Net interest incom 116 147 144 Reported NIM 3.97% 3.56% 3.42% Net interest income 116$ 147$ 144$ Less: Discount accretion from Tygris acquisition 13 7 6 Adjusted net interest income 102$ 140$ 137$ Core NIM 3.52% 3.40% 3.27%

9 TOTAL REVENUE TOTAL REVENUE CONTRIBUTION ($MM) QUARTER HIGHLIGHTS • Total revenue of $277.1mm up $5.0mm, or 2%, LQ and $88.3mm, or 47%, YoY • Net interest income down $3.2mm, or 2%, LQ and up $28.2mm, or 24%, YoY • Non-interest income up $8.2mm, or 7%, LQ and $60.1mm, or 82%, YoY 61% 37% 56% 46% 48% 39% 63% 44% 54% 52% 1Q12 2Q12 3Q12 4Q12 1Q13 Net Interest Income Noninterest Income $277 $189 $199 $223 $272 1ST QUARTER EARNINGS SUPPLEMENT

NONINTEREST INCOME AND EXPENSE

NONINTEREST INCOME

($mm)	1Q12	4Q12	1Q13
Loan servicing fee income	$ 46	$ 45	$ 42
MSR amortization and valuation allowance	(44)	(38)	(23)
Loan production and gain on sale income	56	103	92
Deposit, lease and other income	17	15	22
Noninterest income	$ 73	$ 125	$ 133
Increase / (Recovery) in MSR valuation allowance	15	-	(13)
Adjusted noninterest income	$ 88	$ 125	$ 121

QUARTER HIGHLIGHTS

- Adjusted noninterest income up $0.4mm, or 28bps, LQ and $37.3mm, or 42%, YoY
  - Gain on sale income down $3.4mm, or 4%, LQ on lending volume of $2.9bn
  - Loan servicing fee income down $2.7mm, or 6%, LQ
  - Recovery of MSR valuation allowance of $12.6mm

NONINTEREST EXPENSE

($mm)	1Q12	4Q12	1Q13
Salaries, commissions and other employee benefits expense	$ 67	$ 103	$ 110
Equipment expense	16	20	20
Occupancy expense	5	8	7
General and administrative expense	71	85	74
Total noninterest expense	$ 159	$ 217	$ 212
Transaction and regulatory related	6	17	18
Credit-related	23	15	9
Adjusted pre-credit noninterest expense	$ 130	$ 185	$ 184

QUARTER HIGHLIGHTS

- Adjusted pre-credit noninterest expense decreased $0.8mm, or 44bps, LQ and increased $54.2mm, or 42%, YoY
  - Salaries, commissions and other employee benefits rose $7.0mm, or 7%, LQ
  - General and administrative expense decreased primarily due to lower consent order and credit-related expenses
    - We expect third party costs of $5 - $7mm after tax to complete the review in the 2nd quarter
- Credit-related expenses down $5.9mm, or 39%, LQ

1ST QUARTER EARNINGS SUPPLEMENT 10

EverBank

11 CREDIT-RELATED EXPENSE BREAKDOWN CREDIT-RELATED EXPENSES ($MM) • Other credit-related expenses decreased $3.9mm, or 48%, LQ and $1.8mm, or 30%, YoY • Foreclosure and OREO expenses increased $1.9mm, or 190%, LQ and decreased $2.1mm, or 42%, YoY • GNMA buyout expenses decreased $3.7mm, or 52%, LQ and $1.8mm, or 30%, YoY COMMENTARY 6 8 4 5 1 3 12 6 2 1Q12 4Q12 1Q13 GNMA Buyout expenses FC and OREO Other credit-related $23 $15 $9 1ST QUARTER EARNINGS SUPPLEMENT

12 BANKING AND WEALTH MANAGEMENT SEGMENT HIGHLIGHTS SEGMENT EARNINGS RETAINED ASSET VOLUME ($MM) 1ST QUARTER EARNINGS SUPPLEMENT 58% 37% 30% 32% 17% 13% 9% 10% 18% 13% 29% 30% 30% 30% 32% 24% 30% 20% 38% 1Q12 2Q12 3Q12 4Q12 1Q13 Residential Commercial Commercial finance Warehouse finance $501 $501 $739 $950 $741 • Net interest income down $3.2mm, or 2%, LQ and up $28.2mm, or 24%, YoY • Provision for loan and lease losses down $8.9mm, or 101%, LQ due to a one-time $6mm provision in 4Q12 related to an adoption of OCC TDR guidance • Credit-related expenses decreased due to stabilized GNMA delinquent balances and improving execution on REO properties • Noninterest expenses LQ increase primarily due to additional allocation of $5.8mm from corporate services ($mm) 1Q12 4Q12 1Q13 Net interest income 107$ 136$ 132$ Provision for loan and lease losses (10) (9) 0 Net interest income after provision 96 127 132 Noninterest income 25 34 28 Noninterest expense: Credit-related expenses 8 9 6 All other noninterest expense 52 74 78 Pre-tax income 62$ 78$ 78$ Adjustment items (pre-tax) 3 7 7 Adjusted pre-tax income 65$ 85$ 83$ Preferred volume of $304mm, $523mm and $939mm included in loans HFS rather than loans HFI

MORTGAGE BANKING

SEGMENT EARNINGS

($mm)	1Q12	4Q12	1Q13
Net interest income after provision	$ 9	$ 11	$ 11
Noninterest income	48	91	105
Noninterest expense:			
Foreclosure and OREO expense	3	2	2
Other credit-related expenses	12	5	2
All other noninterest expense	57	87	100
Pre-tax income (loss)	$ (15)	$ 8	$ 13
Adjustment items (pre-tax):			
Increase / (recovery) in MSR valuation allowance	15	-	(13)
Transaction and non-recurring	5	12	12
Adjusted pre-tax income (loss)	$ 5	$ 20	$ 12

KEY METRICS

	1Q12	4Q12	1Q13
Mortgage lending volume	$1.9bn	$2.9bn	$2.9bn
Gain on sale margin	197bps	295bps	303bps
Servicing UPB	$53.6bn	$51.2bn	$50.8bn
Average servicing fee	31bps	30bps	30bps
Applications	$2.6bn	$3.1bn	$3.1bn
Rate locks	$1.6bn	$1.9bn	$1.9bn
HARP retention volume	9%	18%	15%

SEGMENT HIGHLIGHTS

- Net interest income after provision up $0.1mm, or 1%, LQ and $1.6mm, or 17%, YoY
- Noninterest income increased $57.5mm, or 120%, YoY as a result of increased gain on sale activity due to increased origination activity
- Noninterest expense LQ increase due to additional allocation of corporate services expenses of $7.3mm
- Continued high volume of originations due to market share gains, low rates and government programs

1ST QUARTER EARNINGS SUPPLEMENT 13

EverBank

MORTGAGE BANKING – RETAIL EXPANSION

INCREMENTAL RETAIL FTE



~60
~150
~150
~110
1Q12
2Q12
3Q12
4Q12
1Q13

RETAIL ORIGINATIONS ($MM)



$89
$307
$513
$837
$833
1Q12
2Q12
3Q12
4Q12
1Q13

RETAIL EXPANSION HIGHLIGHTS

- Originations of $833mm compared to $837mm LQ
    - Plan to continue adding retail sales teams in 2013
- Added ~62 new lending and production offices since beginning of 2012
    - Plan to continue building retail footprint in key markets in 2013
- Increased market share in 2012 and expect to further increase share in 2013

1ST QUARTER EARNINGS SUPPLEMENT 14 EverBank

15 CORPORATE SERVICES SEGMENT HIGHLIGHTS SEGMENT EARNINGS 1ST QUARTER EARNINGS SUPPLEMENT • GAAP pre-tax loss of $26.5mm, down $14.8mm, or 36%, LQ • Adjusted pre-tax loss of $24.8mm, down $11.8mm, or 32% LQ • Noninterest expense of $25.1mm, down $15.0mm, or 38%, LQ • LQ decrease result of reallocation of $5.8mm to banking and wealth management segment and $7.3mm to mortgage banking segment • Expect to continue leveraging corporate services investment as balance sheet growth exceeds corporate service FTE growth (1) Ratio represents total company assets per Corporate Services FTE ($mm) 1Q12 4Q12 1Q13 Net interest income (1)$ (1)$ (2)$ Noninterest expense 27 40 25 Pre-tax income (loss) (29)$ (41)$ (26)$ Adjustment items (pre-tax): 2 5 2 Adjusted pre-tax inco e (loss) (27)$ (37)$ (25)$ Memo: FTE 520 637 663 Total Assets(1) / FTE 26.5$ 28.6$ 27.6$ Transaction and non-recurring regulatory related expense

0.65% 0.34% 0.25% 0.16% 0.23% 1Q12 2Q12 3Q12 4Q12 1Q13 16 ASSET QUALITY ADJUSTED NPA / TOTAL ASSET BUILD HIGHLIGHTS NCO / AVERAGE LOANS HFI ADJUSTED NPA / TOTAL ASSETS • Adjusted non-performing assets to total assets declined 9bps LQ resulting from a $16.1mm, or 9%, decrease in non-performing assets • Net charge-offs to average loans HFI increased 7bps LQ to 0.23% • Allowance for loan and lease losses decreased $5.0mm, or 6%, LQ on provisions of $1.9mm and net charge-offs of $7.0mm • 4Q12 provision included $6mm related to adoption of OCC performing TDR guidance • Decrease in provision reflects continued strong credit performance 1.63% 1.46% 1.29% 1.08% 0.99% 1Q12 2Q12 3Q12 4Q12 1Q13 Adjusted NPA ratio excludes loans and leases with enhanced credit protection 11.09% 0.99% (0.49)% (8.46)% Regulatory NPAs / Assets Impact Ex. Gov't Insured Loans Impact Ex. ACI Loans Adjusted NPAs / Assets Note: A reconciliation of Non-GAAP financial measures can be found in the appendix (1) Acquired credit-impaired loans and leases accounted for under ASC 310-30 or by analogy (1) 1ST QUARTER EARNINGS SUPPLEMENT

CREDIT – ORIGINATED MORTGAGE REPURCHASE RESERVE

RESERVE TRENDS

Sold UPB ($mm)	'04 - '05	'06 - '08	'09 - '13	Total
Agency	$2,357	$450	$24,610	$27,417
Agency Aggregator	8,977	11,528	3,627	24,132
Total Sold UPB	$11,334	$11,978	$28,237	$51,549
Request Rates				
Life Time	0.35%	2.23%	0.32%	0.80%
Last 12 Months	0.04%	0.51%	0.10%	0.19%
Repurchase Rates				
Life Time	42%	41%	29%	38%
Last 12 Months	23%	28%	29%	28%
Loss Severity				
Life Time	12%	48%	29%	38%
Last 12 Months	59%	47%	32%	44%

SUMMARY STATISTICS BY VINTAGE

Losses to date ($mm)	'04 - '05	'06 - '08	'09 - '13	Total
Total Sold UPB	$11,334	$11,978	$28,237	$51,549
Request Rate	0.35%	2.23%	0.32%	0.80%
Requests Received	181	1,283	394	1,858
Pending Requests	13	215	36	264
Resolved Requests	168	1,068	358	1,594
Repurchase Rate	42%	41%	29%	38%
Repurchase Requests	71	434	103	608
Average Loan size	221,770	208,597	228,180	221,928
Loss Severity	12%	48%	29%	38%
Losses Recognized	$1.8	$58.6	$16.1	$76.5
Losses Recognized (bps)	1.6	35.9	2.4	10.0

HIGHLIGHTS

- Coverage ratio of 2.8 years
- LTD realized losses of 10bps for the whole portfolio and expected total lifetime realized losses of 16bps
- 2006 – 2008 quality of production was strong
- 2006 – 2008 vintages were primarily sold to the large agency aggregators

RESERVE ROLLFORWARD

($mm)	1Q12	2Q12	3Q12	4Q12	1Q13
Pending Reserves - BoP	$ 32	$ 35	$ 34	$ 31	$ 27
Provisions - New Sales	0	0	-	-	1
Provisions - Changes in Existing Reserves	6	1	2	3	(0)
Charge Offs	(3)	(2)	(5)	(7)	(3)
Pending Reserves - EoP	$ 35	$ 34	$ 31	$ 27	$ 25
Quarters of Coverage at Trailing 4 Quarter Realized Loss Rate	11	13	10	6	6

1ST QUARTER EARNINGS SUPPLEMENT 17 EverBank

APPENDIX

19 NON-GAAP RECONCILIATIONS QUARTERLY ADJUSTED NET INCOME 1ST QUARTER EARNINGS SUPPLEMENT Three Months Ended March 31, December 31, September 30, June 30, March 31, (dollars and shares in thousands) 2013 2012 2012 2012 2012 Net income 39,146$ 28,846$ 22,178$ 11,172$ 11,846$ Transaction expense, net of tax - 903 1,268 2,363 821 on-recurring regulatory related expense, net of tax 11,425 9,564 1,326 3,780 3,063 Increase in Bank of Florida non-acretable discount, net of tax 950 486 111 463 2,135 Early adoption of TDR guidance and policy change, net of tax - 3,709 - - - MSR impairment (recovery), net of tax (7,784) - 11,302 18,684 9,389 Adjusted net income 43,737$ 43,508$ 36,185$ 36,462$ 27,254$ Adjusted net earnings per common share, diluted 0.33$ 0.34$ 0.30$ 0.33$ 0.28$ Weighted average common shares outstanding, diluted 123,439 122,807 119,591 102,574 78,324

NON-GAAP RECONCILIATIONS

NON-PERFORMING ASSETS (NPAs)

(dollars in thousands)		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
Total non-accrual loans and leases	$	141,468	$	156,629	$	167,650	$	168,962	$	170,589
Accruing loans 90 days or more past due		-		-		1,973		1,800		5,119
Total non-performing loans (NPL)		141,468		156,629		169,623		170,762		175,708
Other real estate owned (OREO)		39,576		40,492		43,612		49,248		49,304
Total non-performing assets (NPA)		181,044		197,121		213,235		220,010		225,012
Troubled debt restructurings (TDR) less than 90 days past due		88,888		90,094		82,030		93,184		92,954
Total NPA and TDR[(1)]	$	269,932	$	287,215	$	295,265	$	313,194	$	317,966
Total NPA and TDR	$	269,932	$	287,215	$	295,265	$	313,194	$	317,966
Government-insured 90 days or more past due still accruing		1,547,995		1,729,877		1,684,550		1,647,567		1,530,665
Loans accounted for under ASC 310-30:										
90 days or more past due		67,630		79,984		117,506		140,797		146,379
OREO		22,955		16,528		18,557		20,379		22,852
Total regulatory NPA and TDR	$	1,908,512	$	2,113,604	$	2,115,878	$	2,121,937	$	2,017,862
Adjusted credit quality ratios excluding government-insured loans and loans accounted for under ASC 310-30:[(1)]										
NPA to total assets		0.99%		1.08%		1.29%		1.46%		1.63%
Credit quality ratios including government-insured loans and loans accounted for under ASC 310-30:										
NPA to total assets		9.94%		11.09%		12.32%		13.49%		13.97%

(1) *We define non-performing assets, or NPA, as non-accrual loans, accruing loans past due 90 days or more and foreclosed property. Our NPA calculation excludes government-insured pool buyout loans for which payment is insured by the government. We also exclude loans and foreclosed property acquired in the Bank of Florida acquisition accounted for under ASC 310-30 because as of March 31, 2012, we expected to fully collect the carrying value of such loans and foreclosed property.*

1ST QUARTER EARNINGS SUPPLEMENT 20 EverBank

21 NON-GAAP RECONCILIATIONS REGULATORY CAPITAL (BANK LEVEL) 1ST QUARTER EARNINGS SUPPLEMENT March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2013 2012 2012 2012 2012 Shareholders' equity 1,560,001$ 1,518,934$ 1,339,339$ 1,263,687$ 1,099,404$ Less: Goodwill and other intangibles (52,089) (54,780) (16,586) (16,938) (17,290) Disallowed servicing asset (31,585) (32,378) (33,366) (36,650) (40,783) Disallowed deferred tax asset (66,351) (67,296) (69,412) (70,357) (71,302) Add: ccumulated losses on securities and cash flow hedges 77,073 83,477 103,238 110,101 86,981 Tier 1 capital 1,487,049 1,447,957 1,323,543 1,249,843 1,057,010 Less: ow-level recourse and residual interests - - - - (20,424) Add: Allowance for loan and lease losses 77,067 82,102 76,469 77,393 78,254 Total regulatory capital 1,564,116$ 1,530,059$ 1,400,012$ 1,327,236$ 1,114,840$ Adjusted total assets 18,234,886$ 18,141,856$ 16,488,067$ 15,022,729$ 13,731,482$ Risk-weighted assets 11,406,725 11,339,412 8,701,164 8,424,290 7,311,556